              Registered with the Public Company
               Accounting Oversight Board

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
At Play Vacations, Inc.

As independent registered public accountants, we hereby consent to the use of our report dated 8 November 2013, with respect to the financial statements of At Play Vacations, Inc., in its registration statement on Form S-1 Amendment No. 2 relating to the registration of 7,000,000 shares of common stock.  We also consent to the reference of our firm under the caption "interests of name experts and counsel" in the registration statement.

/s/ SADLER, GIBB AND ASSOCIATES, LLC

Salt Lake City, UT
August 27, 2014